Exhibit 10.12

AGREED FORM

AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

This Amendment No. 1 to Stockholders Agreement, dated as of [     ], (this “Amendment”), is by and between Barry Diller (“Diller”), for himself and on behalf of the members of the Diller Stockholder Group, and Liberty Expedia Holdings, Inc., a Delaware corporation (“Splitco”), for itself and on behalf of the members of the Splitco Stockholder Group, and amends that certain Amended and Restated Stockholders Agreement, dated as of December 20, 2011 (the “Original Stockholders Agreement”), as amended by the Stockholders Agreement Assignment (as defined below) (the “Assigned Stockholders Agreement”).  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Assigned Stockholders Agreement.

WHEREAS, Liberty has determined to engage in the Split-Off (as defined in the Transaction Agreement) and has received the approval of the holders of Liberty Ventures Series A common stock, par value $0.01 per share, and Liberty Ventures Series B common stock, par value $0.01 per share, to redeem a portion of such shares in order to effect the Split-Off;

WHEREAS, in connection with the Split-Off, Liberty, Splitco, Diller, and the Malone Group have previously entered into a transaction agreement, dated as of March 24, 2016, as amended and restated as of September 22, 2016, and as may be further amended in accordance with the terms thereof (the “Transaction Agreement”), pursuant to which the parties thereto agreed to enter into or effect the Transaction Instruments in connection with the Split-Off and the other matters contemplated by the Transaction Agreement.

WHEREAS, in connection with and subject to the completion of the Split-Off, and in accordance with the terms of the Transaction Agreement, immediately prior to the execution of this Amendment, (i) Diller, Splitco and Liberty entered into an Assignment and Assumption of Governance Agreement with the Company (the “Governance Agreement Assignment”), pursuant to which, in accordance with Section 5.01 of the Amended and Restated Governance Agreement, dated as of December 20, 2011 (the “Governance Agreement”), all rights and obligations of Liberty under the Governance Agreement, were assigned to Splitco and Splitco assumed such rights and obligations and (ii) Liberty, Diller and Splitco entered into an Assignment and Assumption of Stockholders Agreement (the “Stockholders Agreement Assignment”), pursuant to which, in accordance with Section 5.1 of the Stockholders Agreement, all rights and obligations of Liberty under the Stockholders Agreement were assigned to Splitco and Splitco assumed such rights and obligations.

WHEREAS, in connection with and subject to the completion of the Split-Off, and in accordance with the terms of the Transaction Agreement, immediately prior to the execution of this Amendment, (i) Diller, John C. Malone (“Malone”) and Leslie Malone (“Mrs. Malone” and together with Malone, the “Malone Group”) will enter into a Proxy and Voting Agreement (the “Malone Proxy”), pursuant to which the Malone Group will grant an irrevocable proxy to Diller to vote, subject to certain limitations, all Covered Shares (as defined therein), and (ii) Diller and Splitco will enter into an Assignment Agreement (the “Diller Assignment”) pursuant to which Diller will until the Proxy Swap Termination Date irrevocably assign to Splitco the Liberty Proxy (as defined in the Original Stockholders Agreement) (as assigned to and assumed by Splitco pursuant to the Stockholders Agreement Assignment); and

WHEREAS, Splitco and Diller are entering into this Amendment to provide for certain waivers under the Stockholders Agreement and agreements relating to the voting of Common Shares beneficially owned by such parties or with respect to which they have the power to vote.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             CERTAIN DEFINITIONS.

As used in this Amendment, the following terms have the respective meanings set forth below, and, to the extent any such term has not heretofore been defined in Section 1.1 of the Assigned Stockholders Agreement, then Section 1.1 of the Assigned Stockholders Agreement is deemed amended by adding such terms in their respective alphabetical order position, or, in the event any such term is already defined in Section 1.1 of the Assigned Stockholders Agreement, then the meaning of such term is amended and restated as follows, with such amendments and deemed amendments to be applicable only during the Assignment Period in accordance with Section 6 of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries controls is controlled by or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, (i) natural persons shall not be deemed to be Affiliates of each other, (ii) no member of the Malone Group shall be deemed to be an Affiliate of Liberty, Splitco, the Company or Diller, (iii) none of Liberty, Splitco, the Company or Diller shall be deemed to be an Affiliate of any of such other persons, (iv) none of Liberty Media Corporation, Liberty Broadband Corporation, Liberty TripAdvisor Holdings, Inc., Discovery Communications Inc., Starz, CommerceHub, Inc. or Liberty Global plc and, following the Split-Off, Liberty, shall be deemed to be an Affiliate of Splitco or any member of the Malone Group and (v) IAC/InterActiveCorp shall not be deemed to be an Affiliate of the Company or Diller.

“Amendment” has the meaning set forth in the Preamble.

“Assigned Stockholders Agreement” has the meaning set forth in the Preamble.

“Assignment Period” means the period from the Effective Time to the Proxy Swap Termination Date.

“Certificate” means the Amended and Restated Certificate of Incorporation of Splitco, as in effect at the Effective Time (as the same may be amended from time to time).

“Chairman Termination Date” means the later of (i) such time as Diller no longer serves as Chairman and (ii) such time as Diller no longer holds the Splitco Proxy (other than suspension of such proxy pursuant to Section 3.3(e) of the Assigned Stockholders Agreement or pursuant to the terms of the Diller Assignment).

“Diller” has the meaning set forth in the Preamble.

“Diller Assignment” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in the Transaction Agreement.

“Expedia Reimbursement Agreement” has the meaning set forth in the Transaction Agreement.

“Interim Amendments” means the amendments to the Assigned Stockholders Agreement set forth in Sections 1 and 2 of this Amendment.

“Governance Agreement” has the meaning set forth in the Recitals.

“Governance Agreement Assignment” has the meaning set forth in the Recitals.

“Letter Agreement” means that certain letter agreement from Diller to Liberty, to be delivered in connection with the Split-Off pursuant to the Stockholders Agreement.

“Malone” has the meaning set forth in the Recitals.

“Malone Group” has the meaning set forth in the Recitals.

“Malone Proxy” has the meaning set forth in the Recitals.

“Mrs. Malone” has the meaning set forth in the Recitals.

“NASDAQ” means The Nasdaq Global Select Market.

“Original Stockholders Agreement” has the meaning set forth in the Preamble.

“Proxy Swap Certificate and Bylaw Provisions” has the meaning assigned to it in the Transaction Agreement.

“Proxy Swap Termination Date” has the meaning assigned to it in the Transaction Agreement.

“Specified Corporate Action” means any of the following actions proposed for approval by the Company’s stockholders (whether by vote or written consent): (i) any recapitalization, reclassification or other change in the existing capital structure of the Company or the voluntary commencement of any liquidation, dissolution or winding up of the Company, (ii) any merger or other business combination involving the Company or its Subsidiaries (other than solely among Subsidiaries of the Company) or any sale of all or substantially all of the Company’s assets, (iii) the creation of any new class or series of the Company’s Capital Stock or the issuance (other than pursuant to options, warrants or other rights outstanding at the Effective Time) of Common Shares (including to the extent stockholder approval is required for NASDAQ purposes); (iv) any amendment to the Company’s certificate of incorporation or bylaws as then in effect; and (v) any removal of a Director from the Board (other than (x) the Splitco Directors elected pursuant to the Governance Agreement, as amended by the Governance Agreement Assignment, or (y) for Cause).

“Splitco” has the meaning set forth in the Preamble.

“Splitco Board” means the board of directors of Splitco.

“Splitco Bylaws” means the amended and restated bylaws of Splitco as in effect at the Effective Time, as the same may be amended from time to time in compliance with the Certificate and such bylaws.

“Splitco Director” has the meaning set forth in the Governance Agreement, as amended by the Governance Agreement Assignment.

“Split-Off” has the meaning set forth in the Recitals.

“Stockholders Agreement” means the Original Stockholders Agreement, as amended by the Stockholders Agreement Assignment and as further amended by this Amendment.

“Stockholders Agreement Assignment” has the meaning set forth in the Recitals.

“Subject Instruments” means the Diller Assignment, the Malone Proxy, the Transaction Agreement, this Amendment and the Proxy Swap Certificate and Bylaw Provisions.

“Subject Waivers” has the meaning set forth in Section 3(a).

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transaction Instruments” means this Amendment, the Certificate, the Splitco Bylaws, the Malone Proxy, the Diller Assignment, the Stockholders Agreement, the Stockholders Agreement Assignment, the Governance Agreement, the Governance Agreement Assignment, the Letter Agreement, the Transaction Agreement and the other agreements contemplated by the matters contemplated hereby and thereby.

2.             ADDITIONAL AMENDMENTS.

(a)           Subject to Section 6 of this Agreement and paragraph (d) of this Section 2, Section 3.1(a) of the Assigned Stockholders Agreement is amended and restated in its entirety to read as follows:

“(a)         In the event that Section 2.03 of the Governance Agreement is applicable, in connection with any vote or action by written consent of the stockholders of the Company relating to any matter that constitutes a Contingent Matter, Splitco and Diller agree (and each agrees to cause each member of its Stockholder Group, if applicable), with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy or otherwise), (x) to vote against (and not act by written consent to approve) such Contingent Matter unless Splitco and Diller (or, if the consent of one but not both Stockholders is required pursuant to the Governance Agreement, the Stockholder whose consent is then required) have consented to such Contingent Matter in accordance with the provisions of the Governance Agreement and, if applicable, this Agreement and (y) to take or cause to be taken all other reasonable actions required, to the extent permitted by law, to prevent the taking of any action by the Company with respect to a Contingent Matter without the consent of Splitco and/or Diller (as applicable).”

(b)           Subject to Section 6 of this Agreement and paragraph (d) of this Section 2, Section 3.1(b) of the Assigned Stockholders Agreement is amended and restated in its entirety to read as follows:

“(b)         The Splitco Board will select those persons who are to serve as the Splitco Directors to stand for election to the Board pursuant to the Certificate.  Each Stockholder agrees to vote (and cause each member of its or his Stockholder Group to vote, if applicable), or act by written consent with respect to, any Common Shares with respect to which it or he has the power to vote (whether by proxy or otherwise) in favor of each of the nominees for a Splitco Director as selected by the Splitco Board pursuant this Section 3.1(b) and which Splitco has a right to designate pursuant to the Governance Agreement, subject, however, to the terms of the Transaction Agreement.  With respect to any election of Directors by action of the stockholders of the Company, Splitco will vote (or refrain from voting), or act (or not act) by written consent with respect to, any Common Shares as to which it has the power to vote (whether by proxy or otherwise) as directed by the Splitco Board pursuant to the Certificate and in accordance with the Transaction Agreement.  Subject to the election of Diller as a Director, Splitco will use its reasonable best efforts to cause Diller to be elected and continue to serve as Chairman.  For the avoidance of doubt, Diller will not be deemed to be a Splitco Director for purposes of the Governance Agreement.”

(c)           Subject to Section 6 of this Agreement and paragraph (d) of this Section 2, Section 3.1 of the Assigned Stockholders Agreement is amended by adding the following subsections (e), (f), and (g) at the end thereof:

“(e)         Subject to Section 3.1(a), with respect to any matter to be presented for approval at any stockholders meeting of the Company, prior to any vote of the Company’s stockholders, Splitco and Diller (or their respective representatives) will meet and use their respective reasonable best efforts to agree on a common position for such matters to be presented for approval and, if they agree on such a common position, each Stockholder will vote all of its Common Shares (and any Common Shares with respect to which it has the power to vote (whether by proxy or otherwise)) as so agreed; provided, however, that notwithstanding the foregoing, with respect to any vote to elect Directors of the Company, Splitco will vote all Common Shares in accordance with Article V, Section C of the Certificate.  If Splitco and Diller are unable to agree on such a common position with respect to any matter other than a Specified Corporate Action, each may vote their respective Common Shares with respect to which it or he has the power to vote (whether by proxy or otherwise) as each may determine in its or his sole discretion, subject to Section 3.1(a) and any restrictions set forth in the Governance Agreement or this Agreement.”

“(f)          Without Diller’s prior written consent, Splitco shall not execute any written consent in connection with any action proposed to be taken by written consent of the Company’s stockholders.”

“(g)         In the event a Specified Corporate Action is to be presented for approval by the Company’s stockholders at any meeting of the Company’s stockholders or pursuant to a written consent of the Company’s stockholders, unless Splitco and Diller agree pursuant to Section 3.1(e) (each in its sole discretion) as to the manner in which their respective Common Shares (and any Common Shares with respect to which it or he has the power to vote (whether by proxy or otherwise)) will be voted on any such Specified Corporate Action, then Splitco and Diller will vote all of their respective Common Shares (and any Common Shares with respect to which it or he has the power to vote (whether by proxy or otherwise)) against the approval of such Specified Corporate Action.  Notwithstanding the foregoing, with respect to any proposal to be presented for approval by the Company’s stockholders at any meeting of the Company’s stockholders regarding a merger, share exchange, tender offer or other business combination in which a third party, other than Splitco, an Affiliate of Diller or any Person in which Diller has a direct or indirect financial interest (including, for this purpose, IAC), is proposing to acquire the Company, any of its Subsidiaries or all or substantially all of its or their assets, if (x) Splitco and Diller are unable to agree as to how their respective Common Shares are to be voted pursuant to Section 3.1(e), (y) Diller has expressed in writing his intention to vote in favor of such transaction and he commits in writing to vote in favor of such transaction and (z) such transaction has been recommended by the Board (or a committee thereof), then Splitco will vote all of its Common Shares (and any Common Shares with respect to which it has the power to vote (whether by proxy or otherwise)) in favor of such transaction (or transaction agreement, if applicable); provided, that if the Splitco Board determines, by the affirmative vote of 70% or more of the entire Board (as defined in the Certificate) that Splitco should vote all such Common Shares against such transaction (or transaction agreement), then Splitco will vote all of its Common Shares (and any Common Shares with respect to which it has the power to vote (whether by proxy or otherwise)) against such transaction.”

(d)           (i) The amended and restated provisions referred to in paragraphs (a) and (b) of this Section 2 will be effective only during the Assignment Period and, upon the Interim Amendments ceasing to be effective in accordance with Section 6 hereof, the text of such provisions will revert back to the provisions as set forth in the Assigned Stockholders Agreement, and (ii) the additional provisions added to Section 3.1 of the Assigned Stockholders Agreement pursuant to paragraph (c) of this Section 2 will be effective only during the Assignment Period and, upon the Interim Amendments ceasing to be effective in accordance with Section 6 hereof, such provisions will be deleted and cease to have any force or effect after such time except as provided in such Section 6; provided, that all such amended and restated

provisions and additional provisions shall be suspended during any period of deemed suspension of the Diller Assignment and the Malone Proxy described in clause (iv) of Section 15(b) of the Transaction Agreement.

3.             SUBJECT WAIVERS.

(a)           (1)           In order to permit the arrangements contemplated by the Subject Instruments, the parties to the Stockholders Agreement hereby waive the following requirements set forth in the Assigned Stockholders Agreement; provided, that, such waivers will be effective only with respect to actions taken or matters occurring during the Assignment Period (and upon the expiration of the Assignment Period, such waivers will cease to be of any force and effect with respect to actions taken or matters occurring after the Assignment Period):

(i)            the agreement to vote (and cause each member of its or his Stockholder Group to vote, if applicable), or act by written consent, pursuant to Section 3.1(b) of the Stockholders Agreement, but solely to comply with Section 3(d) of the Transaction Agreement and Article V, Section C of the Certificate;

(ii)           the requirements set forth in Section 3.2 of the Stockholders Agreement, prohibiting any stockholder agreements or arrangements of any kind with any Person with respect to any Equity, but solely with respect to any stockholder agreement or arrangement contemplated by the Subject Instruments;

(iii)          the termination provision relating to the Splitco Proxy set forth in Section 3.3(a)(x) of the Stockholders Agreement (and the reference thereto in the lead-in to Section 3.3(c) of the Stockholders Agreement), other than if Diller ceases to be Chairman as a result of his death, Disability (but subject to the proviso to Section 3.3(a) of the Stockholders Agreement) or his volitional failure to stand for election;

(iv)          the termination provisions relating to the Splitco Proxy set forth in Section 3.3(c)(i) of the Stockholders Agreement, (i)  to the extent any action taken (or failure to take action) by Diller pursuant to the Subject Instruments would constitute a material breach by Diller of Section 3.1(a), Section 3.1(b), Section 3.1(c) or Section 3.3(b) of the Stockholders Agreement and (ii) to the extent any action taken (or failure to take action) by Splitco, whether or not pursuant to the Subject Agreements, would constitute a material breach by Diller of Section 3.1(a), Section 3.1(b), Section 3.1(c) or Section 3.3(b) of the Stockholders Agreement;

(v)           the prohibition on assignment of the Splitco Proxy set forth in Section 3.3(d) of the Stockholders Agreement to the extent the Diller Assignment is or would constitute a prohibited assignment thereunder; and

(vi)          the representations and warranties of each party set forth in Section 6.1 of the Stockholders Agreement, but solely to the extent contemplated by the Subject Instruments.

(2)           In addition, in the event that during the Assignment Period Diller ceases to be Chairman as a result of (x) his failure to be elected to the Board at any meeting of stockholders of the Company at which directors are to be elected or (y) if so elected or if otherwise serving on the Board, he is (i) subsequently removed as a Director or as Chairman other than for Cause or (ii) not elected to serve as Chairman (other than, in all such cases, as a result of his death or Disability), then the Splitco Proxy will not be terminated upon the expiration or termination of the Assignment Period as a result of Diller ceasing to be Chairman in the circumstances referred to in clauses (x) or (y) above, but will instead terminate upon the first to occur of (A) such time following the Proxy Swap Termination Date as Diller has abandoned efforts to become Chairman (but in no event earlier than the 30th day following the date on which Splitco has provided notice to Diller of its intention to terminate the Splitco Proxy, which notice shall not be given prior to the Proxy Swap Termination Date), (B) the close of business on the 75th day following the Proxy Swap Termination Date, provided that in the event any lawsuit or other proceeding or action shall have been instituted which delays, enjoins, interferes with or prevents Diller from exercising such efforts, such period shall be tolled during the pendency of any such lawsuit or other proceeding and (C) any court or other governmental agency rendering a final judgment (not subject to further appeal) in any lawsuit or other proceeding referred to in clause (B) above, the effect of which is to enjoin or prevent Diller from exercising such efforts or otherwise becoming Chairman.

The waivers set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) of this Section 3(a)(1) and in this Section 3(a)(2)  are referred to as the “Subject Waivers.”

(b)           For the avoidance of doubt, the foregoing Subject Waivers will not affect any other provision of the Stockholders Agreement, and such other provisions will continue in full force and effect, in accordance with their respective terms, including (i) the termination of the Splitco Proxy in accordance with its terms pursuant to the Stockholders Agreement (other than as expressly contemplated by the Subject Waivers), (ii) the continuation of the Splitco Proxy in accordance with Section 3.3(a) of the Stockholders Agreement in the event Diller is removed by the Board as Chairman other than for Cause, (iii) the suspension and reinstatement of the Splitco Proxy pursuant to Section 3.3(e) of the Stockholders Agreement and (iv) the restrictions on Transfers of shares of Class B Common Stock, the right of first refusal and the exchange right set forth in Article IV of the Stockholders Agreement.

(c)           The parties hereby acknowledge and agree that the Subject Waivers serve as valid waivers by the applicable parties with respect to the requirements expressly waived herein, and this Section 3 fully complies with the terms and conditions of the Stockholders Agreement with respect to the waiver of such requirements expressly waived herein, including Section 6.4 thereof.

4.             REPRESENTATIONS AND WARRANTIES OF SPLITCO.  Splitco hereby represents and warrants to Diller that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and it has the corporate power and authority to enter into this Amendment and to carry out its obligations hereunder, (b) the execution and delivery of this Amendment by Splitco have been duly authorized by all necessary action on the part of Splitco and no other proceedings on the part of Splitco are necessary to authorize this Amendment, (c) this Amendment has been duly executed and delivered by Splitco and constitutes a valid and binding obligation of Splitco, and, assuming this Amendment constitutes a valid and binding obligation of Diller, is enforceable against Splitco in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (d) neither the execution, delivery or performance of this Amendment by Splitco constitutes a breach or violation of conflicts with its Certificate or by-laws (or similar governing documents) or any material agreement to which Splitco is a party and (e) none of such material agreements would impair in any material respect the ability of Splitco to perform its obligations hereunder.

5.             REPRESENTATIONS AND WARRANTIES OF DILLER. Diller hereby represents and warrants to Splitco that (a) Diller has the power and authority to enter into this Amendment and to carry out his obligations hereunder, (b) the execution and delivery of this Amendment by Diller have been duly authorized by all necessary action on the part of Diller and no other proceedings on the part of Diller are necessary to authorize this Amendment, (c) this Amendment has been duly executed and delivered by Diller and constitutes a valid and binding obligation of Diller, and, assuming this Amendment constitutes a valid and binding obligation of Splitco, is enforceable against Diller in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (d) neither the execution, delivery or performance of this Amendment by Diller constitutes a breach or violation of or conflicts with any material agreement to which Diller is a party and (e) none of such material agreements would impair in any material respect the ability of Diller to perform his obligations hereunder.

6.             EFFECTIVENESS OF AMENDMENTS.  The Interim Amendments will by their terms cease to be effective upon the Proxy Swap Termination Date and, thereafter, shall be of no further force and effect and their effectiveness shall be suspended during any period of deemed suspension of the Diller Assignment and/or the Malone Proxy described in clause (iv) of Section 15(b) of the Transaction Agreement.  No party hereto will be relieved from any liability for breach of an Interim Amendment occurring prior to the Proxy Swap Termination Date or prior to the end of any such period of suspension by reason of such provision ceasing to be effective at such time or having been suspended, as the case may be.  Following the Proxy Swap Termination Date, the Assigned Stockholders Agreement shall continue in full force and effect.

7.             MISCELLANEOUS.

(a)           Assigned Stockholders Agreement in Effect.  Other than as specified in this Amendment, the terms of the Assigned Stockholders Agreement are unmodified and remain in full force and effect and will continue to govern the relationship between Diller and Splitco as to the other matters contained therein.  This Amendment, together with the Assigned Stockholders Agreement, shall constitute one and the same agreement.

(b)           Remedies.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Amendment are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.  All rights, powers and remedies provided under this Amendment or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.  In the event that a party institutes any suit or action under this Amendment, including for specific performance or injunctive relief pursuant to this Section 7, the prevailing party in such proceeding shall be entitled to receive the costs incurred thereby in conducting the suit or action, including reasonable fees and expenses of counsel, accountants, consultants and other experts.

(c)           Conflicts.  In the event of a conflict between the terms of this Amendment and the Assigned Stockholders Agreement, the provisions of this Amendment will control and the relevant provisions of the Assigned Stockholders Agreement will be deemed to be suspended, in each case until the Proxy Swap Termination Date.

(d)           Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the matters contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(e)           Expenses.  Except as otherwise provided in any Transaction Instrument, all costs and expenses incurred in connection with the matters contemplated by this Amendment shall be paid by the party incurring such costs and expenses.

(f)            Governing Law; Jurisdiction and Venue.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Amendment and of the documents referred to in this Amendment, and in respect of the matters contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Amendment or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided herein or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE MATTERS CONTEMPLATED HEREBY.

(g)           Assignment; Successors.  Except as otherwise provided herein, neither this Amendment nor any of the rights or obligations under this Amendment shall be assigned, in whole or in part (except by operation of law pursuant to a merger that gives rise to a right of Diller to terminate the Transaction Agreement pursuant to Section 15(b) thereof which right he fails to exercise pursuant to the terms of Section 15(b) thereof (or pursuant to a merger which would terminate the Transaction Agreement pursuant to Section 15(b) thereof which termination Diller has waived)), by any party without the prior written consent of the other party hereto. Subject to the foregoing, this Amendment shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

(h)           Descriptive Headings.  Headings of Sections and subsections of this Amendment are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(j)            Entire Agreement; No Third-Party Beneficiaries.  Except as otherwise expressly set forth herein or therein, (i) this Amendment and (ii) the other Transaction Instruments and the Expedia Reimbursement Agreement, including any exhibits and schedules thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof or thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

(k)           Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Amendment, shall be in writing and shall be deemed to have been duly given (A) when delivered in person, (B) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (C) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (D) on the next Business Day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

If to Splitco, to:

Liberty Expedia Holdings, Inc.
12300 Liberty Boulevard

Englewood, CO 80112
Facsimile:

Attention:      Richard N. Baer
E-Mail:

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Facsimile: (212) 259-2500

Attention:      Frederick H. McGrath

Renee L. Wilm

E-Mail:          frederick.mcgrath@bakerbotts.com

renee.wilm@bakerbotts.com

If to Diller, to:

c/o Arrow Investments, Inc.

555 West 18th Street

New York, NY 10011

Attention:      Barry Diller

Facsimile:

E-mail:

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:      Andrew J. Nussbaum, Esq.

Facsimile:      (212) 403-2000

E-mail:           AJNussbaum@wlrk.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

(l)            Severability.  Whenever possible, each provision (or portion thereof) of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision (or portion thereof) of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then (subject to Section 6 hereof, insofar as a finding of invalidity or unenforceability of a Subject Instrument gives rise to the Proxy Swap Termination Date) such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(m)          Amendments and Waivers.  This Amendment may not be amended, modified, or waived except in a written instrument executed by the parties. The failure of any party to enforce any of the provisions of this Amendment shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Amendment in accordance with its terms.

(n)           No Implied Waivers.  No action taken pursuant to this Amendment, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto.  The waiver by any party hereto of a breach of any provision of this Amendment shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(o)           Interpretation.  When a reference is made in this Amendment to a Section, such reference shall be to a Section of this Amendment unless otherwise indicated.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.  Whenever the words “include”, “includes” or “including” are used in this Amendment, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.  In the event of any ambiguity or claimed ambiguity in any provision of a Subject Instrument, such provision shall be construed in light of the purpose acknowledged and agreed by the parties that Diller’s rights and interests, including without limitation with respect to the control of the Company by virtue of the proxy granted to Diller pursuant to Section 3.3 of the Assigned Stockholders Agreement, shall not be affected or changed by any of the Subject Instruments, except to the extent clearly and unequivocally set forth therein.

(p)           Counterparts.  This Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first above written.

LIBERTY EXPEDIA HOLDINGS, INC.

By:
Name:
Title:

Barry Diller

[Signature Page to Amendment No. 1 to Stockholders Agreement]